UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 29, 2013

AmeriGas Partners, L.P.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 337-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) As previously announced by AmeriGas Propane, Inc., the general partner (the "General Partner") of AmeriGas Partners, L.P. ("AmeriGas Partners"), on April 29, 2013, the Board of Directors of the General Partner elected Hugh J. Gallagher, age 50, as Vice President-Finance and Chief Financial Officer of the General Partner, effective May 20, 2013, to succeed John S. Iannarelli, who previously announced his intention to leave the General Partner, effective May 19, 2013. Mr. Gallagher will continue to serve as Treasurer of the General Partner and UGI Corporation, the General Partner's parent, until his successor is named. Mr. Gallagher has served as Treasurer since 2011.

Mr. Gallagher previously served as UGI Corporation's Director-Treasury Services and Investor Relations (2009-2011) and Director-Treasury Services (2007-2009). He has also served as the General Partner’s Director-Corporate Development (2004 to 2007), Director of Financial Planning (2000 to 2004), Financial Manager-Operations (1999-2000), Manager of Financial Reporting (1996 to 1999) and Team Leader - Financial Reporting (1995 to 1996). Mr. Gallagher joined UGI Corporation in 1990, serving in various finance and accounting roles of increasing responsibility.

The General Partner has agreed to pay Mr. Gallagher an annual base salary of $265,000. In addition, Mr. Gallagher will participate in the General Partner’s annual bonus plan. His target annual bonus plan opportunity, as a percentage of annual base salary, will be 50%, prorated based on his promotion date. Mr. Gallagher also will participate in the General Partner’s long-term compensation plan, the AmeriGas Propane, Inc. 2010 Long-Term Incentive Plan On Behalf of AmeriGas Partners, L.P. (the "2010 Plan"). The General Partner’s Board of Directors approved an equity award under the 2010 Plan to Mr. Gallagher of 1,100 AmeriGas Partners performance units with distribution equivalents that are tied to the three-year total return performance of AmeriGas Partners Common Units relative to the partnership units of the energy master limited partnerships in the Alerian MLP Index and may be earned at the end of the 2013-2015 performance period. Each performance unit represents the right of the recipient to receive a Common Unit and cash equal to distributions paid during the performance period if specified performance goals and other conditions are met. The 1,100 performance units were awarded to Mr. Gallagher effective May 20, 2013.

Mr. Gallagher will also continue to participate in UGI Corporation’s long-term compensation plans, the UGI Corporation 2004 Omnibus Equity Compensation Plan Amended and Restated as of December 5, 2006 and the UGI Corporation 2013 Omnibus Incentive Compensation Plan (the "2013 Plan"). UGI Corporation’s Board of Directors approved an equity award to Mr. Gallagher under the 2013 Plan of 1,500 UGI Corporation stock options, effective May 20, 2013, which have a ten-year term and will vest in equal thirds over a three-year period beginning on the anniversary of the date of grant, with an option price equal to the fair market value of a share of UGI Corporation’s common stock on the date of grant.

Mr. Gallagher will participate in the General Partner’s benefit plans, including the AmeriGas Propane, Inc. Supplemental Executive Retirement Plan ("SERP") and the AmeriGas Propane, Inc. Senior Executive Employee Severance Plan ("Severance Plan"). Additionally, pursuant to a change in control agreement, the General Partner will provide Mr. Gallagher with cash benefits ("Benefits") if the General Partner terminates his employment without cause or if he terminates employment for good reason at any time within two years following a change in control of the General Partner, AmeriGas Partners, or UGI Corporation. If events trigger a payment following a change in control, the Benefits payable to Mr. Gallagher will be as specified under his change in control agreement unless payments under the Severance Plan would be greater, in which case Benefits would be provided under the Severance Plan. Benefits under his change in control agreement will be equal to two times his annual base salary plus annual bonus. The impact of a change in control on outstanding performance units, phantom units, distribution equivalents, and unvested stock options will be as set forth in the applicable plan and/or grant letter. In the event of the termination of Mr. Gallagher’s employment following a change in control, Mr. Gallagher would also receive benefits under the SERP calculated as if he had continued in employment for two years. Descriptions of the General Partner’s change in control agreements, SERP and Severance Plan are included in Item 11, Executive Compensation, of AmeriGas Partners’ Annual Report on Form 10-K.

As a result of Mr. Gallagher’s prior service with the General Partner and UGI Corporation, Mr. Gallagher is fully vested for purposes of the SERP. Amounts payable under the General Partner’s SERP may be deferred in accordance with the UGI Corporation 2009 Deferral Plan. Under the Severance Plan, Mr. Gallagher would be eligible to receive cash payments equal to his compensation for a period of time ranging from six months to eighteen months, depending on his length of service. In addition, the Severance Plan provides that, at the discretion of the Compensation/Pension Committee of the Board of Directors of the General Partner, Mr. Gallagher may receive a bonus payment not to exceed a pro-rata portion of his target bonus for the year of termination.

In order to receive benefits under the Severance Plan or his change in control agreement, Mr. Gallagher is required to execute a release discharging the General Partner and its subsidiaries from liability for any claims he may have against any of them, other than claims for amounts or benefits due him under any plan, program, or contract provided by or entered into with the General Partner or its subsidiaries. The Severance Plan also requires Mr. Gallagher to ratify any post-employment activities agreement in effect and to cooperate in attending to matters pending at the time of termination of employment.

In addition to the benefits set forth above, company paid life and disability insurance is generally available to all employees. Mr. Gallagher is also eligible for certain executive perquisites, including participation in the executive health maintenance program.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Description of oral compensation arrangement between AmeriGas Propane, Inc. and Mr. Hugh J. Gallagher.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriGas Partners, L.P.

May 3, 2013	By:	/s/ Monica M. Gaudiosi

Name: Monica M. Gaudiosi
Title: Vice President and Secretary of AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P.

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Description of oral compensation arrangement between AmeriGas Propane, Inc. and Mr. Hugh J. Gallagher.